UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2009 (May 21, 2009)

ORE PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23317	06-1411336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 Professional Drive, Suite 101, Gaithersburg, Maryland	20879
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (240) 361-4400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

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Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The Company received a notification letter from the NASDAQ Stock Market on May 21, 2009, indicating that the Company’s stockholders’ equity as reported on the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2009 no longer meets the minimum amount of $10,000,000 required for continued inclusion on The NASDAQ Global Market pursuant to NASDAQ Listing Rule 5450(b)(1)(A).

In accordance with this NASDAQ rule, the Company is provided with fifteen (15) calendar days, or until June 5, 2009, to submit a specific plan and timeline to NASDAQ to attempt to achieve and regain compliance with the minimum stockholders’ equity requirement. The Company plans to submit such a plan to NASDAQ.  There is no assurance that NASDAQ will accept the Company's plan to satisfy the stockholders' equity requirement.  If the plan is accepted, NASDAQ can grant an exception of up to one-hundred and five (105) calendar days from the date of notification for the Company to show compliance.

If, after the completion of its review, NASDAQ determines that the Company has not presented a plan that adequately addresses the stockholders' equity issue, NASDAQ will provide written notice that the Company's securities will be subject to delisting from The NASDAQ Global Market. In that event, the Company may either apply for listing on The NASDAQ Capital Market, provided it meets the listing requirements for that market, or appeal the decision to a NASDAQ Listing Qualifications Panel. In the event of an appeal, the Company's securities would remain listed on The NASDAQ Global Market pending a decision by the Panel following the hearing.

Although the Company plans to submit a compliance plan with NASDAQ and, if accepted, will seek to demonstrate compliance within the required time period, there is no assurance that NASDAQ will accept the Company’s compliance plan, nor that the Company could achieve compliance with its proposed plan in the required time.

A copy of the Company's press release announcing the notification from NASDAQ is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 3.03.     Material Modification to Rights of Security Holders

On May 27, 2009, the Board of Directors (the "Board") of the Company approved an amendment to the Company's Amended and Restated Bylaws (the "Bylaws") to restrict certain transfers of the Company's common stock (the "Bylaw Amendment").  Further details about the Bylaw Amendment are set forth below under Item 5.03 of this Current Report on Form 8-K and such disclosure is incorporated into this Item 3.03 by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Bylaw Amendment adds a new Article XV which provides for certain transfer restrictions to facilitate the Company's ability to maintain or preserve certain tax benefits (the "Tax Benefits"), including, but not limited to, its net operating loss carryovers and capital loss carryovers.

          The following is a summary of Article XV of the Bylaws.  Such summary is not complete and should be read together with the text of the Bylaws, as amended, filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

          Transfers of the Company's securities are prohibited if the transferor is a 5% shareholder or if, as a result of the transfer, any person or group of persons would become a 5% shareholder or the percentage ownership in the Company of a 5% shareholder would be increased. Notwithstanding the transfer restrictions, transfers to a Public Group (as defined in Treasury Regulation §1.382-2T(f)(13)) and transfers approved in writing by the Board are permitted. The Board may require a legend on book-entries evidencing ownership of the stock subject to the transfer restrictions.

          Neither the Company nor any employee or agent of the Company will record a prohibited transfer, and the purported transferee of a prohibited transfer will not be recognized as a stockholder of the Company in respect of the securities which are the subject of the prohibited transfer (the "Excess Securities").  Until the Excess Securities are acquired by another person in a transfer which is not a prohibited transfer, the purported transferee will not be entitled with respect to the Excess Securities to any rights of stockholders of the Company, including the right to vote such Excess Securities and to receive dividends or distributions in respect thereof.  Excess Securities will be deemed to remain with the transferor until they have been acquired in a transfer that is not a prohibited transfer or until the transfer is approved by the Board.  Before recording a transfer of any of the Company's securities or before the payment of any distribution on any of the Company's securities, the Company may require the transferee to provide information with respect to all direct or indirect ownership interests in the Company's securities.

          Within 30 days of a determination by the Board that a prohibited transfer has occurred, the Board will send a written demand to the purported transferee requiring such purported transferee to transfer any certificate or other evidence of ownership of the Excess Securities in the purported transferee's possession or control, together with any dividends or other distribution received by the purported transferee from the Company with respect to the Excess Securities to an agent of the Company designated by the Board.  The agent will then sell the Excess Securities in one or more arm's-length transactions in a transaction that does not constitute a prohibited transaction.  If upon receipt of the notice from the Board the purported transferee has already sold such Excess Securities, the purported transferee will be deemed to have sold the Excess Securities for the agent and will be required to transfer any prohibited distributions together with the proceeds of the sale to the agent.  The proceeds of a sale of Excess Securities will be applied first to pay any costs and expenses incurred by the agent in connection with the sale, second to pay the purported transferee an amount equal to the amount paid by the purported transferee for the Excess Securities (or the fair market value at the time of the transfer as determined by the Board), and third to one or more organizations qualifying under Section 501(c) of the Internal Revenue Code of 1986, as amended, selected by the Board.

          In the event a transfer occurs which would not involve a transfer of the Company's securities under Delaware law, but would cause a 5% shareholder to violate a restriction on transfer set forth in Article XV of the Bylaws, such 5% shareholder will not be required to dispose of any interest that is not a security, but such 5% shareholder and/or any person whose ownership of securities is attributed to such 5% shareholder will be deemed to have disposed of and will be required to dispose of sufficient securities of the Company to cause such 5% shareholder, following such disposition, not to be in violation of Article XV of the Bylaws.  Such disposition will be deemed to occur simultaneously with the transfer and the number of securities disposed of will be considered Excess Securities and will be disposed of by the agent designated by the Board as discussed above, except that the maximum aggregate amount payable either to such 5% shareholder or such other person that was the direct holder of such Excess Securities in connection with such sale will be the fair market value of the Excess Securities at the time of the purported transfer.  All expenses incurred by the agent in disposing of such Excess Securities will be paid out of any amounts due to such 5% shareholder or such other person.

          If the purported transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the agent within 30 days of the date on which the Company makes a written demand, then the Company will take all cost effective actions which it believes are appropriate to enforce the provisions of Article XV of the Bylaws, including the institution of legal proceedings to compel surrender.  Any stockholder subject to the provisions of Article XV of the Bylaws who knowingly violates the provisions of such Article XV and any person controlling, controlled by, or under common control with such stockholder will be jointly and severally liable to the Company for, and will be responsible for indemnifying and holding the Company harmless against, all damages suffered as a result of such violation, including, but not limited to, damages resulting in, or elimination of, the Company's ability to utilize its Tax Benefits, and attorney's and auditors' fees incurred in connection with such violation.

          The Board has the power to determine all matters necessary to assessing compliance with Article XV of the Bylaws, and all such determinations by the Board will be conclusive and binding for all purposes of Article XV.  The Board also has the authority by written resolutions, to take any other action, to the extent permitted by law, as it deems necessary or advisable to protect the Company and its stockholders in preserving the Tax Benefits.  The Company's stockholders will be notified of any such action taken by the Board through a filing with the United States Securities and Exchange Commission or such other method of notice as the secretary of the Company deems appropriate.  In the case of any ambiguity in the application of the provisions of Article XV of the Bylaws, the Board will have the authority to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances, and all such actions, calculations, interpretations and determinations made by the Board will be conclusive and binding on the Company, the agent and all other parties for all purposes of this Article XV of the Bylaws.

          The Board will be fully protected in relying in good faith on information, opinions, reports or statements from its chief executive officer, chief financial officer, chief accounting officer, legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by Article XV of the Bylaws and the members of the Board will not be responsible for any good faith errors made in connection therewith.  For purposes of determining the existence and identity of, and the amount of any securities owned by a stockholder, the Company may rely conclusively on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended, as of any date and on the Company's actual knowledge of the ownership of Company securities.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
3.2	Bylaws of Ore Pharmaceuticals Inc., as amended
99.1	Press Release dated May 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORE PHARMACEUTICALS INC.

Date:	May 28, 2009	By:	/s/ Mark J. Gabrielson
Mark J. Gabrielson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.2	Bylaws of Ore Pharmaceuticals Inc., as amended
99.1	Press Release of Ore Pharmaceuticals Inc. dated May 28, 2009